Exhibit 99.1

Annaly Capital Management, Inc. Reports Results for the 4th Quarter and Year Ended 2011

NEW YORK--(BUSINESS WIRE)--February 7, 2012--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net income for the quarter ended December 31, 2011 of $445.6 million or $0.46 per average common share as compared to GAAP net income of $1.2 billion or $1.94 per average common share for the quarter ended December 31, 2010, and GAAP net loss of $921.8 million or $0.98 per average common share for the quarter ended September 30, 2011. GAAP net income for the year ended December 31, 2011 was $344.5 million or $0.37 per average common share as compared to $1.3 billion or $2.12 per average common share for the year ended December 31, 2010.

Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net income for the quarter ended December 31, 2011, was $525.3 million or $0.54 per average common share as compared to $379.3 million or $0.60 per average common share for the quarter ended December 31, 2010, and $622.8 million or $0.65 per average common share for the quarter ended September 30, 2011.

Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net income for the year ended December 31, 2011, was $2.3 billion or $2.57 per average common share as compared to $1.6 billion or $2.67 per average common share for the year ended December 31, 2010.

During the quarter ended December 31, 2011, the Company disposed of $10.3 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $80.7 million. During the quarter ended December 31, 2010, the Company disposed of $3.1 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $33.8 million. During the quarter ended September 30, 2011, the Company disposed of $3.9 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $91.7 million.

During the year ended December 31, 2011, the Company disposed of $20.1 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $206.8 million. During the year ended December 31, 2010, the Company disposed of $10.6 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $181.8 million.

Common dividends declared for the quarters ended December 31, 2011, December 31, 2010, and September 30, 2011 were $0.57, $0.64, and $0.60 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2011, based on the December 31, 2011 closing price of $15.96, was 14.29%, as compared to 14.29% for the quarter ended December 31, 2010 and 14.43% for the quarter ended September 30, 2011. The dividend yield on the Company’s common stock for the year ended December 31, 2011, based on the December 31, 2011 closing price of $15.96, was 15.29%, as compared to 14.79% for the year ended December 31, 2010.

On a GAAP basis, the Company provided an annualized return (loss) on average equity for the quarters ended December 31, 2011, December 31, 2010, and September 30, 2011 of 11.23%, 49.87% and (24.65%), respectively. Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, the Company provided an annualized return on average equity for the quarters ended December 31, 2011, December 31, 2010 and September 30, 2010 of 13.24%, 15.52% and 16.66%, respectively. On a GAAP basis, the Company provided a return on average equity for the years ended December 31, 2011 and 2010 of 2.51% and 13.06%, respectively. Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, the Company provided a return on average equity for the years ended December 31, 2011 and 2010 of 16.54% and 16.35%, respectively.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results: “Participants in the global financial system continue to grapple with many issues in the market: sovereign credit risk here and abroad; a relatively weak global economic outlook; the uncertain pace and extent of regulatory reform; the potential policy decisions of central banks; and reduced investment return expectations in an extended period of low interest rates. In this environment, I believe that it is best to be conservative in our approach to risk and performance. It is intended not only to protect our portfolio but also to prepare us to take advantage of opportunities as they arise.”

For the quarter ended December 31, 2011, the annualized yield on average interest-earning assets was 3.31% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.60%, which resulted in an average interest rate spread of 1.71%. This was a 14 basis point decrease from the 1.85% annualized interest rate spread for the quarter ended December 31, 2010, and a 37 basis point decrease from the 2.08% average interest rate spread for the quarter ended September 30, 2011. At December 31, 2011, the weighted average yield on investment securities was 3.22% and the weighted average cost of funds on borrowings, including the net interest payments on interest rate swaps, was 1.60%, which resulted in an interest rate spread of 1.62%. Beginning with the quarter ended June 30, 2011, net interest payments on interest rate swaps, reflected in the consolidated statements of operations and comprehensive income (loss) as realized gains (losses) on interest rate swaps, are included in the summary table presentation of cost of funds and interest rate spread. This change does not affect GAAP or taxable net income, shareholders’ equity, cash flows or earnings per share. Leverage at December 31, 2011, December 31, 2010, and September 30, 2011 was 5.4:1, 6.7:1 and 5.5:1, respectively.

Fixed-rate mortgage-backed securities and Agency debentures comprised 90% of the Company’s portfolio at December 31, 2011. The balance of the mortgage-backed securities and Agency debentures was comprised of 9% adjustable-rate mortgage-backed securities and Agency debentures and 1% LIBOR floating-rate collateralized mortgage obligations. At December 31, 2011, the Company had entered into interest rate swaps with a notional amount of $40.1 billion, or 41% of Agency mortgage-backed securities and debentures. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of operations. The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a spread relative to the cost of financing. As of December 31, 2011, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.

“We continue to manage our company conservatively,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “During the quarter, in our portfolio we saw prepayment speeds increase slightly, took advantage of market opportunities to harvest gains, and maintained a prudent level of leverage. After taking into account the effect of interest rate swaps, our portfolio of mortgage-backed securities and Agency debentures was comprised of 42% floating-rate, 9% adjustable-rate and 49% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	December 31, 2011	December 31, 2010	September 30, 2011
Leverage at period-end	5.4:1	6.7:1	5.5:1
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	90%	86%	90%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	9%	13%	9%
Floating-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	1%	1%	1%
Notional amount of interest rate swaps as a percentage of Investment securities	41%	36%	40%
Annualized yield on average interest-earning assets during the quarter	3.31%	3.65%	3.71%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.60%	1.80%	1.63%
Annualized interest rate spread during the quarter	1.71%	1.85%	2.08%
Weighted average yield on investment securities at period-end	3.22%	3.80%	3.58%
Weighted average cost of funds on interest-bearing liabilities at period-end	1.60%	1.84%	1.62%
Interest rate spread at period-end	1.62%	1.96%	1.96%
Weighted average receive rate on interest rate swaps at period-end	0.33%	0.28%	0.25%
Weighted average pay rate on interest rate swaps at period-end	2.55%	3.21%	2.57%

The Constant Prepayment Rate for the quarters ended December 31, 2011, December 31, 2010, and September 30, 2011 was 22%, 23% and 18%, respectively. The weighted average purchase price of the Company’s Agency mortgage-backed securities and debentures at December 31, 2011, December 31, 2010 and September 30, 2011 was 102.7%, 102.1% and 102.3%, respectively. The net amortization of premiums and accretion of discounts on Agency mortgage-backed securities and debentures for the quarters ended December 31, 2011, December 31, 2010, and September 30, 2011 was $292.1 million, $207.4 million, and $201.0 million, respectively. The total net premium and discount balance at December 31, 2011, December 31, 2010, and September 30, 2011, was $3.3 billion, $2.3 billion, and $3.4 billion, respectively.

General and administrative expenses as a percentage of average assets were 0.23%, 0.22% and 0.24% for the quarters ended December 31, 2011, December 31, 2010, and September 30, 2011, respectively. At December 31, 2011, December 31, 2010, and September 30, 2011, the Company had a common stock book value per share of $16.06, $15.34 and $16.22, respectively.

At December 31, 2011, December 31, 2010, and September 30, 2011, the Company’s wholly-owned registered investment advisors had under management approximately $12.2 billion, $12.4 billion and $12.2 billion in net assets, respectively, and $19.9 billion, $20.1 billion and $21.8 billion in gross assets, respectively. For the quarters ended December 31, 2011, December 31, 2010 and September 30, 2011, investment advisory and other fee income was $20.5 million, $16.3 million and $20.8 million, respectively.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries.

The Company will hold the 2011 fourth quarter earnings conference call on Wednesday February 8, 2012 at 9:00 a.m. EST. The number to call is 877-883-0383 for domestic calls and 412-902-6506 for international calls. The conference passcode is 3866579. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10009626. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the EMail notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, and risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	December 31, 2011 (Unaudited)	September 30, 2011 (Unaudited)	June 30, 2011 (Unaudited)	March 31, 2011 (Unaudited)	December 31, 2010 (1)
ASSETS

Cash and cash equivalents	$994,198	$3,473,866	$401,844	$357,012	$282,626
Reverse repurchase agreements	860,866	360,315	593,865	1,348,069	1,006,163
Investments, at fair value:
U.S. Treasury securities	928,547	172,892	748,118	1,088,657	1,100,447
Securities borrowed	928,732	1,052,810	519,929	368,714	216,676
Agency mortgage-backed securities	104,251,055	106,588,710	96,773,448	93,644,409	78,440,330
Agency debentures	889,580	824,092	703,093	414,660	1,108,261
Investments in affiliates	211,970	209,374	261,659	303,713	252,863
Equity securities	3,891	3,929	-	-	-
Corporate debt, held for investment	52,073	27,988	27,982	21,224	21,683
Receivable for investments sold	-	402,817	40,751	320,465	151,460
Accrued interest and dividends receivable	409,023	410,862	386,160	391,356	345,250
Receivable from Prime Broker	3,272	3,272	3,272	3,272	3,272
Receivable for advisory and service fees	19,550	19,656	19,666	16,631	16,172
Intangible for customer relationships, net	10,807	11,531	12,141	8,990	9,290
Goodwill	42,030	42,030	42,030	42,030	42,030
Interest rate swaps, at fair value	-	-	-	8,879	2,561
Other derivative contracts, at fair value	113	1,450	767	1,539	2,607
Other assets	24,295	26,112	22,282	87,988	24,899

Total assets	$109,630,002	$113,631,706	$100,557,007	$98,427,608	$83,026,590

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$826,912	$549,505	$491,740	$788,898	$909,462
Repurchase agreements	84,097,885	86,495,905	78,447,165	79,983,914	65,533,537
Securities loaned, at fair value	804,901	907,061	447,330	359,852	217,841
Payable for investments purchased	4,315,796	5,852,986	4,824,618	2,476,409	4,575,026
Payable for investments purchased with affiliate	-	-	-	57,500	-
Convertible Senior Notes	539,913	557,045	600,000	600,000	600,000
Accrued interest payable	138,965	128,371	122,753	113,101	115,766
Dividends payable	552,806	581,752	539,970	498,697	404,220
Interest rate swaps, at fair value	2,552,687	2,540,558	1,035,215	577,150	754,439
Other derivative contracts, at fair value	-	-	-	-	2,446
Accounts payable and other liabilities	7,223	74,837	78,895	79,087	8,921

Total liabilities	93,837,088	97,688,020	86,587,686	85,534,608	73,121,658

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 1,331,849, 1,389,249, 1,649,047, 1,650,047 and 1,652,047 shares issued and outstanding, respectively	32,272	33,664	39,959	39,983	40,032

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 1,987,987,500 authorized, 970,161,647, 969,913,060, 831,047,443, 804,350,532 and 631,594,205 issued and outstanding, respectively	9,702	9,699	8,310	8,044	6,316
Additional paid-in capital	15,068,870	15,042,361	12,579,012	12,119,817	9,175,245
Accumulated other comprehensive income	3,008,988	3,073,488	2,049,831	1,009,528	1,164,642
Accumulated deficit	(2,504,006)	(2,392,614)	(884,879)	(461,460)	(658,391)

Total stockholders’ equity	15,760,642	15,910,022	13,929,362	12,853,017	9,864,900
Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$109,630,002	$113,631,706	$100,557,007	$98,427,608	$83,026,590

(1) Derived from the audited consolidated financial statements at December 31, 2010.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) (dollars in thousands, except share and per share data)

	For the quarters ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Interest income:
Investments	$844,874	$926,558	$948,703	$837,880	$678,626
U.S. Treasury Securities	1,082	2,302	6,497	4,825	1,422
Securities loaned	1,744	1,942	1,868	1,343	2,039
Total interest income	847,700	930,802	957,068	844,048	682,087

Interest expense:
Repurchase agreements	114,989	109,014	100,164	102,602	103,514
Convertible Senior Notes	12,552	8,798	6,900	6,767	7,034
U.S. Treasury Securities sold, not yet purchased	1,214	2,109	4,772	4,986	2,166
Securities borrowed	1,378	1,496	1,484	1,101	1,201
Total interest expense	130,133	121,417	113,320	115,456	113,915

Net interest income	717,567	809,385	843,748	728,592	568,172

Other income (loss):
Investment advisory and other fee income	20,460	20,828	20,710	17,207	16,321
Net gains (losses) on sales of Agency mortgage-backed securities and debentures	80,657	91,668	7,336	27,185	33,802
Dividend income from affiliates	8,283	8,706	8,230	6,297	7,647
Net gains (losses) on trading	6,356	1,942	(5,712)	18,812	(3,510)
Net unrealized gains (losses) on interest-only Agency mortgage- backed securities	(67,612)	(39,321)	276	-	-
Income (expense) from underwriting	19	2,772	(77)	2,904	680
Subtotal	48,163	86,595	30,763	72,405	54,940
Realized gains (losses) on interest rate swaps(1)	(227,638)	(231,849)	(216,760)	(206,148)	(190,098)
Unrealized gains (losses) on interest rate swaps	(12,139)	(1,505,333)	(466,943)	169,308	839,191
Subtotal	(239,777)	(1,737,182)	(683,703)	(36,840)	649,093
Total other income (loss)	(191,614)	(1,650,587)	(652,940)	35,565	704,033

Compensation expense	54,340	57,629	49,752	44,530	40,193
Other general and administrative expenses	8,754	7,565	7,477	7,297	6,303
Total general and administrative expenses	63,094	65,194	57,229	51,827	46,496

Income (loss) before income taxes and income from equity method investment in affiliate	462,859	(906,396)	133,579	712,330	1,225,709

Income taxes	(17,297)	(15,417)	(12,762)	(13,575)	(8,207)

Income (loss) from equity method investment in affiliate	-	-	-	1,140	1,002

Net income (loss)	445,562	(921,813)	120,817	699,895	1,218,504

Dividends on preferred stock	4,148	4,172	4,267	4,267	4,268

Net income (loss) available (related) to common shareholders	$441,414	($925,985)	$116,550	$695,628	$1,214,236

Net income (loss) per share available (related) to common shareholders:
Basic	$0.46	($0.98)	$0.14	$0.92	$1.94
Diluted	$0.44	($0.98)	$0.14	$0.89	$1.84

Weighted average number of common shares outstanding:
Basic	970,056,491	948,545,975	822,623,370	752,413,605	625,138,510
Diluted	1,011,495,682	948,545,975	827,754,731	790,993,841	662,476,638

Net income (loss)	$445,562	($921,813)	$120,817	$699,895	$1,218,504
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	16,157	1,115,325	1,047,639	(142,227)	(692,663)
Unrealized losses on interest rate swaps	-	-	-	14,298	13,570
Reclassification adjustment for net (gains) losses included in net income (loss)	(80,657)	(91,668)	(7,336)	(27,185)	(33,802)
Other comprehensive income (loss)	(64,500)	1,023,657	1,040,303	(155,114)	(712,895)
Comprehensive income (loss)	$381,062	$101,844	$1,161,120	$544,781	$505,609

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized losses on interest rate swaps on the Consolidated Statements of Operations and Comprehensive Income (Loss).

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except share and per share data)

	For the year ended
	December 31, 2011 (Unaudited)	December 31, 2010(1)
Interest income:
Investments	$3,558,015	$2,676,307
U.S. Treasury Securities	14,706	3,997
Securities loaned	6,897	2,830
Total interest income	3,579,618	2,683,134
Interest expense:
Repurchase agreements	426,769	397,971
Convertible Senior Notes	35,017	24,228
U.S Treasury Securities sold, not yet purchased	13,081	3,377
Securities borrowed	5,459	2,649
Total interest expense	480,326	428,225

Net interest income	3,099,292	2,254,909

Other income (loss):
Investment advisory and other fee income	79,205	58,073
Net gains (losses) on sales of Agency mortgage-backed securities and debentures	206,846	181,791
Dividend income from affiliates	31,516	31,038
Net gains (losses) on trading	21,398	(2,351)
Net unrealized gains (losses) on interest-only Agency mortgage- backed securities	(106,657)	-
Income from underwriting	5,618	2,095
Subtotal	237,926	270,646
Realized gains (losses) on interest rate swaps(2)	(882,395)	(735,107)
Unrealized gains (losses) on interest rate swaps	(1,815,107)	(318,832)
Subtotal	(2,697,502)	(1,053,939)
Total other income (loss)	(2,459,576)	(783,293)

Expenses:
Distribution fees	-	360
Compensation expense	206,251	146,958
Other general and administrative expenses	31,093	24,529
Total expenses	237,344	171,847

Income (loss) before income taxes and income from equity method investment in affiliate	402,372	1,299,769

Income taxes	(59,051)	(35,434)

Income from equity method investment in affiliate	1,140	2,945

Net income (loss)	344,461	1,267,280

Dividends on preferred stock	16,854	18,033

Net income (loss) available (related) to common shareholders	$327,607	$1,249,247

Net income (loss) per share available (related) to common shareholders:
Basic	$0.37	$2.12
Diluted	$0.37	$2.04
Weighted average number of common shares outstanding:
Basic	874,212,039	588,192,659
Diluted	874,518,938	625,307,174

Net income (loss)	$344,461	$1,267,280
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	2,036,894	(639,783)
Unrealized losses on interest rate swaps	14,298	94,899
Reclassification adjustment for net (gains) losses included in net income (loss)	(206,846)	(181,791)
Other comprehensive income (loss)	1,844,346	(726,675)
Comprehensive income (loss)	$2,188,807	$540,605
(1)	Derived from the audited consolidated financial statements at December 31, 2010
(2)	Interest expense related to the Company’s interest rate swaps is recorded in Realized losses on interest rate swaps on the Consolidated Statements of Operations and Comprehensive Income (Loss).

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com